AGREEMENT

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Amendment to
Schedule 13D dated June 16, 2000 relating to the Common Stock, no par value, of Cellegy Pharmaceuticals, Inc., and such other amendments as may be filed by them hereafter, are being filed with the Securities and Exchange Commission on behalf of each of them.

June 22, 2000                               By:/s/ Andrew H. Tisch
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                                                   Andrew H. Tisch

                                            By:/s/ Daniel R. Tisch
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                                                   Daniel R. Tisch

                                            By:/s/ James S. Tisch
                                               -------------------
                                                    James S. Tisch

                                            By:/s/ Thomas J. Tisch
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                                                   Thomas J. Tisch

                                            By:/s/ Julian C. Baker
                                               -------------------
                                                   Julian C. Baker

                                            By:/s/ Felix J. Baker
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                                                    Felix J. Baker